EXHIBIT 4.1

ARTICLES OF INCORPORATION OF THE REGISTRANT  (AMENDED AND RESTATED AS OF MAY 17,
2005)

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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                    ARTICLE I

                                      NAME

      Name. The name of the corporation is Community Bank Shares of Indiana, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                                    DURATION

      Duration. The period of duration of the existence of the Corporation is perpetual.

                                   ARTICLE III

                             PURPOSE; EFFECTIVE DATE

      Purpose and Effective Date. The purpose of the Corporation is to engage in any lawful activity or business for which a corporation may be incorporated under the Indiana Business Corporation Law, I.C. Section 23-1-17-1, et seq., as amended ("Act"). These Articles of Incorporation shall become effective upon the date that they are endorsed as filed with the Secretary of the State of Indiana.

                                   ARTICLE IV

             REGISTERED OFFICE; REGISTERED AGENT; SOLE INCORPORATOR

      Registered Office and Registered Agent; Sole Incorporator. The address of the registered office of the Corporation in the State of Indiana is 101 West Spring Street, New Albany, Indiana 47150. The name of the registered agent at such address is Paul Chrisco, who is a resident of the State of Indiana and whose business office is the same as the Corporation's registered office. The address of the Corporation's registered office shall also serve as the principal office and mailing address of the Corporation.

      The name and address of the sole incorporator of the Corporation is Community Savings Bank, F.S.B., 202 East Spring Street, New Albany, Indiana 47150.

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                                    ARTICLE V

                                  CAPITAL STOCK

      Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 15,000,000 of which 10,000,000 shall be common stock $0.10 par value per share (hereinafter the "Common Stock"), and of which 5,000,000 shall be preferred stock no par value per share (hereinafter the "Preferred Stock"). The Board of Director shall have the authority to establish series of unissued shares of any class of capital stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in these Articles of Incorporation. Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time to such persons, for such consideration, and upon such terms and conditions as the Board of Directors may from time to time determine, without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital. Shares of Corporation capital stock acquired by the Corporation shall constitute authorized but unissued shares. Stockholders shall not be liable for the debts of the Corporation.

      A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

      A. Common Stock. Except as provided in this Article V (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may he declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the payment or provision for payment of the Corporation's debts and liabilities and after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

      B. Preferred Stock. The Board of Directors is hereby expressly authorized to provide by resolution or resolutions, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

            (a) The designation of such series, the number of shares to constitute such series and the stated value thereof;

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            (b) Whether the shares of such  series  shall have voting  rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

            (c) The dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

            (d) Whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

            (e) The amount or amounts payable upon shares of such series in the event of, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

            (f) Whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (h) The price or other consideration for which the shares of such series shall be issued;

            (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock;

            (j) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

            (k) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of


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      such  series or of any other  series of this class or of any other  class;
      and

            (l) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

      The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

      Prior to the issuance of any shares of a series of capital stock established by resolution adopted by the Board of Directors, the Corporation shall file with the Secretary of State of the State of Indiana Articles of Amendment as required by the Act. Upon the filing of such Articles of Amendment by the Secretary of State, the resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof shall become an amendment of these Articles of Incorporation, effective without stockholder action.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

      Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional issue of equity or debt of any class or series whatsoever, of the Corporation, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

      The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined by resolution of the Board of Directors as provided in the Corporation's Bylaws, as may be amended from time to time. In addition, the number of directors shall not be less than five nor greater than
15. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. There shall be no cumulative voting for the election of directors of the Corporation.

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      A.  Classification and Term. The Board of Directors,  other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually, as set forth in the Bylaws of the Corporation.

      B.  Vacancies.  Except as otherwise  fixed  pursuant to the  provisions of
Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled by a majority vote of the Whole Board of Directors and a majority of the Continuing Directors then in office, as defined by Article VIII, though less than a quorum of the Board of Directors, and any director so chosen shall be elected for a term of office continuing until the end of the term for which such director's predecessor was elected, or, if such director is elected by reason of an increase in the number of directors, until the next annual meeting of stockholders at which the term of the class to which the director has been elected expires, and until such director's successor shall have been duly elected and qualified. Whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of these Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of increase in the number of such directors shall be filled by the affirmative vote of the holders of such class or group of classes or such series of shares or group of series of shares, and any director so chosen shall be elected for a term of office continuing until the end of the term for which such director's predecessor was elected, or, if such director is elected by reason of an increase in the number of directors, until the next annual meeting of stockholders at which the term of the class to which the director has been elected expires, and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

      C. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office without cause only by an affirmative vote of not less than eighty percent (80%) of the Voting Shares at a duly constituted meeting of stockholders called expressly for such purpose. Whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors by the provisions of these Articles of Incorporation or any amendment thereto, only the holders of shares of that class or series of Capital Stock shall be entitled to vote for or against the removal of any director, elected by the holders of the shares of that class or series. Any director may be removed from office for cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. At least ten (10) days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

      D. Discharge of Duties. In discharging the duties of their respective positions, the Board


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of  Directors,  committees  of the  Board and  individual  directors  shall,  in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

                                  ARTICLE VIII

             CERTAIN BUSINESS COMBINATIONS AND ACQUISITIONS OF STOCK

      A. Definitions and Related Mutters.

            (a) Affiliate. An "Affiliate" of, or a Person "affiliated with" a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            (b) Associate. The term "Associate" when used to indicate a relationship with any Person means:

                  (i) Any Person (other than the  Corporation or a Subsidiary of the Corporation) of which such Person is an officer, director or general partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

                  (ii) Any trust or other  estate in which such Person has a ten percent (10%) or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or

                  (iii) Any investment  company  registered under the Investment
            Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

            (c) Beneficial Owner. A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record) respecting which such Person would be deemed to have beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended).

            (d) Business Combination. A "Business Combination" means:

                  (i) The sale, exchange,  lease,  transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

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                  (ii) The purchase, exchange, lease or other acquisition by the
            Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                  (iii) Any merger or  consolidation  of the  Corporation or any
            Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                  (iv) Any  reclassification of securities,  recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff or split up of the Corporation or any Subsidiary thereof; or

                  (v) The  issuance by the  Corporation  to a Related  Person of
            Voting Shares or securities convertible into Voting Shares or any voting securities (or securities convertible into voting securities) of any Subsidiary of the Corporation, or the issuance to a Related Person of any rights, warrants or options to acquire any of the foregoing.

      As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

            (e) Continuing Director. A "Continuing Director" shall mean:

                  (i) Each of James D. Rickard, Timothy T. Shea, R. Wayne Estopinal, Gary L. Libs, George M. Ballard, Gordon L. Huncilman, Kerry M. Stemler, Steven R. Stemler and Dale L. Orem;

                  (ii) An individual who is  unaffiliated  with a Related Person
            (or any Affiliate or Associate thereof) and who was a member of the Board of Directors prior to the time that a Related Person acquired 10% or more of the Voting Shares; or,

                  (iii) An individual who is unaffiliated  with a Related Person
            (or any Affiliate or Associate thereof) and who is designated before his or her initial election as a Continuing Director by a majority of the then Continuing Directors.

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            (f) Date of Determination. The term "Date of Determination" means:

                  (i) The  date on which a  binding  agreement  (except  for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or,

                  (ii) If such an agreement as referred to in Article VIII.A.(f)(i) above is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or,

                  (iii) In cases where neither  Article  VIII.A.(f)(i)  nor (ii)
            shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

      A majority of the Continuing Directors shall have the power and duty to determine the Date of Determination as to any transaction under this Article
VIII. Any such determination shall be conclusive and binding for all purposes of this Article VIII.

            (g) Fair Market Value. The term "Fair Market Value" shall mean:

                  (i) In the case of stock the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or the American Stock Exchange, or, if such stock is not listed on such exchanges, on the principal United States securities exchange registered under the Exchange Act on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing price with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System of the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or, if not listed on the National Market System, the highest mean of the closing bid and asked quotations on the NASDAQ System during such 30-day period or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and

                  (ii) In the case of  property  other  than cash or stock,  the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

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            (h)  Independent  Majority of  Stockholders.  The term  "Independent
      Majority of Stockholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person or an Affiliate or Associate thereof.

            (i)  Offer.  The  term  "Offer"  shall  mean  every  offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value; provided that the term "Offer" shall not include: (a) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or (b) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

            (j) Person. The term "Person" shall mean any individual, association, corporation (including without limitation any non-profit corporation), estate, general partnership, limited liability partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, executor, administrator, nominee or entity in a representative capacity, group acting in concert, governmental body, unincorporated association or other legal entity or organization (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements).

            (k) Related Person. The term "Related Person" shall mean any Person who or which is (a) the Beneficial Owner (either alone or in combination with one (1) or more Affiliates or Associates), as of the Date of Determination, or immediately prior to the consummation of a Business Combination, of 10% or more of the Voting Shares; or (b) an Affiliate of the Corporation and at any time within the two-year period immediately prior to the announcement of a Business Combination was the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares; or (c) an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the announcement of a Business Combination Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (1) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation of any Subsidiary or of any Related Person means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending


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      prior to the time the determination is being made.

            (m) Subsidiary. The term "Subsidiary" shall mean any Person of which the Person in question owns not less than 50 percent of any class of equity securities, directly or indirectly.

            (n) Voting Shares. The term "Voting Shares" shall mean shares of the Corporation entitled to vote generally in the election of directors.

            (o) Whole Board of Directors. The term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

            (p) Certain Determinations with Respect to Article VIII.

                  (i) A  majority  of the  Continuing  Directors  shall have the power to determine for the purposes of this Article VIII, on the basis of information known to them: (1) the number of Voting Shares of which any Person is the Beneficial Owner, (2) whether a Person is an Affiliate or Associate of another Person, (3) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (4) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined,
            (5) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (6) any matters referred to in
            Article VIII.A.(p)(ii) below, and (7) such other matters with respect to which a determination is required under this Article VIII.

                  (ii) A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to shares owned by
            Affiliates,   Associates  or  other   Persons  whose   ownership  is
            attributable to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (1) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (2) the market price of the shares in question (as determined by a majority of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.

            (q) Fiduciary Obligations. Nothing contained in this Article VIII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

      B. Approval of Business Combination.

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            (a)  Except  as  provided  in  Article  VIII.B.   (b),  neither  the
      Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's stockholders of:

                  (i) The holders of not less than 80 percent of the outstanding
            Voting Shares, voting separately as a class; and

                  (ii) An Independent Majority of Stockholders.

      Such favorable votes shall be in addition to any stockholder vote which would be required without reference to this Article VIII.B.(a) and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or otherwise.

            (b) The provisions of this Article VIII.B. shall not apply to (i) any Business Combination approved by two-thirds of the Whole Board of Directors of the Corporation at a time prior to the acquisition of ten percent (10%) or more of the outstanding Voting Shares of the Corporation by the Related Person, or (ii) any Business Combination approved by two-thirds of the Whole Board of Directors and a majority of the Continuing Directors after such acquisition.

      C. Evaluation of Business Combinations, Etc. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination or a proposal by another Person or Persons to make a Business Combination or a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries and their respective employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience and integrity of the acquiring Person or Persons and its or their management.

      D. Amendments, Etc., of this Article VIII. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), this
Article VIII shall not be amended, altered, changed, or repealed without the affirmative vote of (i) the holders of eighty percent (80%) or more of the outstanding Voting Shares, voting separately as a class, and (ii) an Independent Majority of Stockholders; provided, however, that this Article VIII.D. shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the favorable vote of not less than two-thirds of the Whole Board of Directors, including a majority of the Continuing Directors, and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Act, these Articles of Incorporation and the Bylaws of the Corporation.

      E. State Law Election. The Corporation hereby elects not to be governed by Chapter 43 of the Act or any successor provision thereto.

                                   ARTICLE IX

           AMENDMENT OF ARTICLES OF INCORPORATION; ADOPTION OF BYLAWS

      A. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least a majority of the total outstanding shares entitled to vote thereon, provided that, notwithstanding anything contained in these Articles of Incorporation to the contrary, (i) the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of two-thirds of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least two-thirds of the total outstanding shares entitled to vote thereon, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI, VII, VIII and this Article IX, and (ii) Article VIII shall be amended in the manner specified in Article VIII.D.

      B. Bylaws. The Board of Directors may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Stockholders shall not have any power to make, alter, amend or repeal the Corporation's Bylaws, except as set forth in the Bylaws.